PRESS RELEASE
NYSE: CIM
CHIMERA INVESTMENT CORPORATION
630 Fifth Ave, Suite 2400
New York, New York 10111
_________________________________________________________________________________________________

Investor Relations
888-895-6557
www.chimerareit.com

FOR IMMEDIATE RELEASE

CHIMERA INVESTMENT CORPORATION REPORTS 3RD QUARTER 2024 EARNINGS
NEW YORK - (BUSINESS WIRE) - Chimera Investment Corporation (NYSE:CIM) today announced its financial results for the third quarter ended September 30, 2024.
Financial Highlights(1):
•3RD QUARTER GAAP NET INCOME OF $1.39 PER DILUTED COMMON SHARE
•3RD QUARTER EARNINGS AVAILABLE FOR DISTRIBUTION(2) OF $0.36 PER DILUTED COMMON SHARE
•GAAP BOOK VALUE OF $22.35 PER COMMON SHARE AT SEPTEMBER 30, 2024, AND ECONOMIC RETURN(3) OF 6.82% AND 15.56% FOR THE QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2024, RESPECTIVELY.

“We feel good about our business. We continue to find new investment opportunities and have increased the dividend on our common stock for two consecutive quarters,” said Phillip J. Kardis II, President and CEO. “Throughout the third quarter, the company sponsored a mortgage securitization, issued unsecured debt, purchased nearly $600 million of securities, and committed to purchase more than $100 million of residential transition loans. Post quarter-end, we entered into a definitive agreement to acquire The Palisades Group, an alternative asset manager, which we believe will broaden our residential credit reach and provide a source of fee-based income.”

(1) All per share amounts, common shares outstanding and restricted shares for all periods presented reflect the Company's 1-for-3 reverse stock split, which was effective after the close of trading on May 21, 2024.
(2) Earnings available for distribution per adjusted diluted common share is a non-GAAP measure. See additional discussion on page 5.
(3) Our economic return is measured by the change in GAAP book value per common share plus common stock dividend.

Other Information
Chimera Investment Corporation is a publicly traded real estate investment trust, or REIT, that is primarily engaged in the business of investing directly or indirectly, on a leveraged basis, in a diversified portfolio of real estate assets, including mortgage loans, Non-Agency RMBS, Agency CMBS, Agency RMBS, business purpose and investor loans, and other real assets.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)
(Unaudited)
	September 30, 2024	December 31, 2023
Cash and cash equivalents	$97,326	$221,684
Non-Agency RMBS, at fair value (net of allowance for credit losses of $24 million and $19 million, respectively)	1,121,836	1,043,806
Agency MBS, at fair value	1,018,918	102,484
Loans held for investment, at fair value	11,283,775	11,397,046
Accrued interest receivable	76,952	76,960
Other assets	103,472	87,018
Derivatives, at fair value	97	—
Total assets (1)	$13,702,376	$12,928,998
Liabilities:
Secured financing agreements ($4.6 billion and $3.6 billion pledged as collateral, respectively, and includes $339 million and $350 million at fair value, respectively)	$3,228,748	$2,432,115
Securitized debt, collateralized by Non-Agency RMBS ($241 million and $249 million pledged as collateral, respectively)	72,174	75,012
Securitized debt at fair value, collateralized by Loans held for investment ($10.7 billion and $10.7 billion pledged as collateral, respectively)	7,314,411	7,601,881
Long term debt	134,437	—
Payable for investments purchased	123,902	158,892
Accrued interest payable	39,797	38,272
Dividends payable	33,961	54,552
Accounts payable and other liabilities	17,634	9,355
Total liabilities (1)	$10,965,064	$10,370,079
Stockholders' Equity:
Preferred Stock, par value of $0.01 per share, 100,000,000 shares authorized:
8.00% Series A cumulative redeemable: 5,800,000 shares issued and outstanding, respectively ($145,000 liquidation preference)	$58	$58
8.00% Series B cumulative redeemable: 13,000,000 shares issued and outstanding, respectively ($325,000 liquidation preference)	130	130
7.75% Series C cumulative redeemable: 10,400,000 shares issued and outstanding, respectively ($260,000 liquidation preference)	104	104
8.00% Series D cumulative redeemable: 8,000,000 shares issued and outstanding, respectively ($200,000 liquidation preference)	80	80
Common stock: par value $0.01 per share; 166,666,667 shares authorized, 80,875,061 and 80,453,552 shares issued and outstanding, respectively	809	804
Additional paid-in-capital	4,378,750	4,370,130
Accumulated other comprehensive income	183,646	185,668
Cumulative earnings	4,487,623	4,165,046
Cumulative distributions to stockholders	(6,313,888)	(6,163,101)
Total stockholders' equity	$2,737,312	$2,558,919
Total liabilities and stockholders' equity	$13,702,376	$12,928,998
(1) The Company's consolidated statements of financial condition include assets of consolidated variable interest entities, or VIEs, that can only be used to settle obligations and liabilities of the VIE for which creditors do not have recourse to the primary beneficiary (Chimera Investment Corporation). As of September 30, 2024, and December 31, 2023, total assets of consolidated VIEs were $10,453,181 and $10,501,840, respectively, and total liabilities of consolidated VIEs were $7,737,834 and $7,349,109, respectively.

Net Income (Loss)
(dollars in thousands, except share and per share data)
(unaudited)
	For the Quarters Ended		For the Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2024	September 30, 2023
Net interest income:
Interest income (1)	$195,295	$186,717	$568,586	$581,700
Interest expense (2)	128,844	119,422	369,733	382,988
Net interest income	66,451	67,295	198,853	198,712

Increase (decrease) in provision for credit losses	358	3,684	5,389	9,041

Other investment gains (losses):
Net unrealized gains (losses) on derivatives	(14,457)	11,955	2,687	9,460
Realized gains (losses) on derivatives	(4,864)	(17,317)	(22,181)	(40,957)
Periodic interest cost of swaps, net	6,789	6,971	19,237	11,871
Net gains (losses) on derivatives	(12,532)	1,609	(257)	(19,626)
Net unrealized gains (losses) on financial instruments at fair value	104,012	11,231	192,008	27,558
Net realized gains (losses) on sales of investments	—	—	(3,750)	(27,482)
Gains (losses) on extinguishment of debt	—	—	—	6,348
Other investment gains (losses)	1,366	1,001	7,053	2,077
Total other gains (losses)	92,846	13,841	195,054	(11,125)

Other expenses:
Compensation and benefits	7,203	7,011	23,427	25,292
General and administrative expenses	5,610	6,276	17,605	17,674
Servicing and asset manager fees	7,334	7,470	22,470	24,965
Transaction expenses	2,317	—	2,384	14,955
Total other expenses	22,464	20,757	65,886	82,886
Income (loss) before income taxes	136,475	56,695	322,632	95,660
Income taxes	16	31	55	100
Net income (loss)	$136,459	$56,664	$322,577	$95,560

Dividends on preferred stock	22,787	22,751	63,975	55,313

Net income (loss) available to common shareholders	$113,672	$33,913	$258,602	$40,248

Net income (loss) per share available to common shareholders:
Basic	$1.41	$0.42	$3.20	$0.52
Diluted	$1.39	$0.41	$3.16	$0.52

Weighted average number of common shares outstanding:
Basic	80,810,861	81,334,509	80,753,709	76,699,956
Diluted	81,855,872	82,281,890	81,716,629	77,429,439

(1) Includes interest income of consolidated VIEs of $146,007 and $144,027 for the quarters ended September 30, 2024 and June 30, 2024, respectively, and $436,950 and $443,286 for the nine months ended September 30, 2024 and 2023, respectively.

(2) Includes interest expense of consolidated VIEs of $71,668 and $69,692 for the quarters ended September 30, 2024 and June 30, 2024, respectively, and $214,483 and $208,678 for the nine months ended September 30, 2024 and 2023, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(Unaudited)

	For the Quarters Ended		For the Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Comprehensive income (loss):
Net income (loss)	$136,459	$2,170	$322,577	$95,560
Other comprehensive income:
Unrealized gains (losses) on available-for-sale securities, net	9,544	(29,447)	(2,022)	(49,431)
Reclassification adjustment for net realized losses (gains) included in net income	—	—	—	1,313
Other comprehensive income (loss)	9,544	(29,447)	$(2,022)	$(48,118)
Comprehensive income (loss) before preferred stock dividends	$146,003	$(27,277)	$320,555	$47,442
Dividends on preferred stock	$22,787	$18,438	$63,975	$55,313
Comprehensive income (loss) available to common stock shareholders	$123,216	$(45,715)	$256,580	$(7,871)

Earnings available for distribution

Earnings available for distribution is a non-GAAP measure and is defined as GAAP net income excluding unrealized gains or losses on financial instruments carried at fair value with changes in fair value recorded in earnings, realized gains or losses on the sales of investments, gains or losses on the extinguishment of debt, changes in the provision for credit losses, other gains or losses on equity investments, and transaction expenses incurred. Transaction expenses are primarily comprised of costs only incurred at the time of execution of our securitizations and certain structured secured financing agreements and include costs such as underwriting fees, legal fees, diligence fees, bank fees and other similar transaction related expenses. These costs are all incurred prior to or at the execution of the transaction and do not recur. Recurring expenses, such as servicing fees, custodial fees, trustee fees and other similar ongoing fees are not excluded from earnings available for distribution. We believe that excluding these costs is useful to investors as it is generally consistent with our peer groups treatment of these costs in their non-GAAP measures presentation, mitigates period to period comparability issues tied to the timing of securitization and structured finance transactions, and is consistent with the accounting for the deferral of debt issue costs prior to the fair value election option made by us. In addition, we believe it is important for investors to review this metric which is consistent with how management internally evaluates the performance of the Company. Stock compensation expense charges incurred on awards to retirement eligible employees is reflected as an expense over a vesting period (generally 36 months) rather than reported as an immediate expense.

Earnings available for distribution is the Economic net interest income, as defined previously, reduced by compensation and benefits expenses (adjusted for awards to retirement eligible employees), general and administrative expenses, servicing and asset manager fees, income tax benefits or expenses incurred during the period, as well as the preferred dividend charges.

We view Earnings available for distribution as one measure of our investment portfolio's ability to generate income for distribution to common stockholders. Earnings available for distribution is one of the metrics, but not the exclusive metric, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock. Other metrics that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include (among others) REIT taxable income, dividend yield, book value, cash generated from the portfolio, reinvestment opportunities and other cash needs. In addition, Earnings available for distribution is different than REIT taxable income and the determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income (subject to certain adjustments) to our stockholders in order to maintain qualification as a REIT is not based on Earnings available for distribution. Therefore, Earnings available for distribution should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay. We believe Earnings available for distribution as described above helps us and investors evaluate our financial performance period over period without the impact of certain transactions. Therefore, Earnings available for distribution should not be viewed in isolation and is not a substitute for net income or net income per basic share computed in accordance with GAAP. In addition, our methodology for calculating Earnings available for distribution may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our Earnings available for distribution may not be comparable to the Earnings available for distribution reported by other REITs.

The following table provides GAAP measures of net income and net income per diluted share available to common stockholders for the periods presented and details with respect to reconciling the line items to Earnings available for distribution and related per average diluted common share amounts. Earnings available for distribution is presented on an adjusted dilutive shares basis.

	For the Quarters Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
	(dollars in thousands, except per share data)
GAAP Net income (loss) available to common stockholders	$113,672	$33,913	$111,016	$12,104	$(16,268)
Adjustments:
Net unrealized (gains) losses on financial instruments at fair value	(104,012)	(11,231)	(76,765)	(6,815)	43,988
Net realized (gains) losses on sales of investments	—	—	3,750	3,752	460
(Gains) losses on extinguishment of debt	—	—	—	2,473	—
Increase (decrease) in provision for credit losses	358	3,684	1,347	2,330	3,217
Net unrealized (gains) losses on derivatives	14,457	(11,955)	(5,189)	15,871	(17)
Realized (gains) losses on derivatives	4,864	17,317	—	—	—
Transaction expenses	2,317	—	67	425	90
Stock Compensation expense for retirement eligible awards	(424)	(419)	1,024	(391)	(392)
Other investment (gains) losses	(1,366)	(1,001)	(4,686)	986	(2,381)
Earnings available for distribution	$29,866	$30,308	$30,564	$30,735	$28,697

GAAP net income (loss) per diluted common share	$1.39	$0.41	$1.36	$0.16	$(0.21)
Earnings available for distribution per adjusted diluted common share	$0.36	$0.37	$0.37	$0.40	$0.38

The following tables provide a summary of the Company’s MBS portfolio at September 30, 2024 and December 31, 2023.

	September 30, 2024
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$1,023,580	$45.41	62.97	5.7%	17.6%
Subordinated	658,194	58.71	58.52	4.5%	8.1%
Interest-only	2,699,126	5.73	3.41	0.6%	4.4%
Agency RMBS
CMO	956,977	100.01	100.23	6.5%	6.5%
Interest-only	384,826	5.12	4.37	0.3%	5.1%
Agency CMBS
Project loans	40,890	101.52	88.78	3.5%	3.4%
Interest-only	468,136	1.38	1.42	0.6%	9.2%
(1) Bond Equivalent Yield at period end.

	December 31, 2023
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$1,073,632	$45.69	$62.98	5.7%	17.3%
Subordinated	583,049	50.92	47.49	3.3%	6.7%
Interest-only	2,874,680	5.49	3.16	0.5%	4.2%
Agency RMBS
Interest-only	392,284	4.90	3.83	0.1%	5.7%
Agency CMBS
Project loans	86,572	101.44	91.46	4.0%	3.8%
Interest-only	478,239	1.62	1.73	0.5%	8.2%
(1) Bond Equivalent Yield at period end.

At September 30, 2024 and December 31, 2023, the secured financing agreements collateralized by MBS and Loans held for investment had the following remaining maturities and borrowing rates.

	September 30, 2024			December 31, 2023
	(dollars in thousands)
	Principal	Weighted Average Borrowing Rates	Range of Borrowing Rates	Principal	Weighted Average Borrowing Rates	Range of Borrowing Rates
Overnight	$282,250	5.47%	5.45% - 5.55%	$—	N/A	NA
1 to 29 days	$774,901	5.99%	5.20% - 7.78%	$272,490	7.35%	6.30% - 8.22%
30 to 59 days	216,357	6.80%	6.00% - 7.76%	495,636	6.68%	5.58% - 7.87%
60 to 89 days	322,328	6.34%	5.46% - 7.10%	305,426	7.17%	5.93% - 7.85%
90 to 119 days	69,445	6.27%	6.27% - 6.27%	54,376	7.46%	6.59% - 7.80%
120 to 180 days	777,682	8.47%	5.72% - 12.50%	105,727	7.09%	6.72% - 7.80%
180 days to 1 year	205,604	6.26%	6.18% - 6.83%	39,620	7.06%	6.66% - 7.39%
1 to 2 years	241,397	7.93%	7.93% - 7.93%	808,601	9.36%	8.36% - 12.50%
2 to 3 years	—	—%	N/A	—	—%	N/A
Greater than 3 years	345,108	5.07%	5.07% - 5.07%	362,215	5.11%	5.10% - 7.15%
Total	$3,235,072	6.70%		$2,444,091	7.51%

The following table summarizes certain characteristics of our portfolio at September 30, 2024 and December 31, 2023.

	September 30, 2024	December 31, 2023
GAAP Leverage at period-end	3.9:1	4.0:1
GAAP Leverage at period-end (recourse)	1.2:1	1.0:1

	September 30, 2024	December 31, 2023	September 30, 2024	December 31, 2023
Portfolio Composition	Amortized Cost		Fair Value
Non-Agency RMBS	7.7%	7.5%	8.3%	8.3%
Senior	3.6%	4.0%	4.7%	5.4%
Subordinated	2.9%	2.3%	2.9%	2.2%
Interest-only	1.2%	1.2%	0.7%	0.7%
Agency RMBS	7.3%	0.2%	7.6%	0.1%
CMO	7.2%	—%	7.2%	—%
Interest-only	0.1%	0.2%	0.1%	0.1%
Agency CMBS	0.4%	0.7%	0.3%	0.7%
Project loans	0.3%	0.6%	0.2%	0.6%
Interest-only	0.1%	0.1%	0.1%	0.1%
Loans held for investment	84.6%	91.6%	84.1%	90.9%
Fixed-rate percentage of portfolio	8.8%	96.5%	9.3%	95.9%
Adjustable-rate percentage of portfolio	91.2%	3.5%	90.7%	4.1%

Economic Net Interest Income

Our Economic net interest income is a non-GAAP financial measure that equals GAAP net interest income adjusted for net periodic interest cost of interest rate swaps and excludes interest earned on cash. For the purpose of computing economic net interest income and ratios relating to cost of funds measures throughout this section, interest expense includes net payments on our interest rate swaps, which is presented as a part of Net gains (losses) on derivatives in our Consolidated Statements of Operations. Interest rate swaps are used to manage the increase in interest paid on secured financing agreements in a rising rate environment. Presenting the net contractual interest payments on interest rate swaps with the interest paid on interest-bearing liabilities reflects our total contractual interest payments. We believe this presentation is useful to investors because it depicts the economic value of our investment strategy by showing all components of interest expense and net interest income of our investment portfolio. However, Economic net interest income should not be viewed in isolation and is not a substitute for net interest income computed in accordance with GAAP. Where indicated, interest expense, adjusting for any interest earned on cash, is referred to as Economic interest expense. Where indicated, net interest income reflecting net periodic interest cost of interest rate swaps and any interest earned on cash, is referred to as Economic net interest income.

The following table reconciles the Economic net interest income to GAAP net interest income and Economic interest expense to GAAP interest expense for the periods presented.

	GAAP Interest Income	GAAP Interest Expense	Periodic Interest Cost of Interest Rate Swaps	Economic Interest Expense	GAAP Net Interest Income	Periodic Interest Cost of Interest Rate Swaps	Other (1)	Economic Net Interest Income
For the Quarter Ended September 30, 2024	$195,295	$128,844	$(6,789)	$122,054	$66,451	$6,789	$(1,729)	$71,511
For the Quarter Ended June 30, 2024	$186,717	$119,422	$(6,971)	$112,451	$67,295	$6,971	$(1,872)	$72,394
For the Quarter Ended March 31, 2024	$186,574	$121,468	$(5,476)	$115,992	$65,106	$5,476	$(2,581)	$68,001
For the Quarter Ended December 31, 2023	$191,204	$126,553	$(5,296)	$121,257	$64,651	$5,296	$(1,651)	$68,296
For the Quarter Ended September 30, 2023	$195,591	$132,193	$(4,894)	$127,299	$63,398	$4,894	$(2,301)	$65,991
(1) Primarily interest income on cash and cash equivalents

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

	For the Quarter Ended
	September 30, 2024			June 30, 2024
	(dollars in thousands)			(dollars in thousands)
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Agency RMBS (3)	$627,966	$10,343	6.6%	$459,668	$2,719	6.2%
Agency CMBS	44,236	502	4.5%	50,383	598	4.7%
Non-Agency RMBS	978,811	30,365	12.4%	973,309	30,527	12.5%
Loans held for investment	11,260,536	152,355	5.4%	11,265,266	151,001	5.4%
Total	$12,911,549	$193,565	6.1%	$12,748,626	$184,845	5.9%

Liabilities and stockholders' equity:
Interest-bearing liabilities (2):
Secured financing agreements collateralized by:
Agency RMBS (3)	$537,265	$7,563	5.7%	$376,644	$1,858	5.6%
Agency CMBS	31,001	423	5.5%	36,275	501	5.5%
Non-Agency RMBS	649,412	11,088	6.8%	657,235	11,288	6.9%
Loans held for investment	1,699,744	26,643	6.3%	1,679,210	26,170	6.2%
Securitized debt	7,887,609	73,867	3.7%	7,926,792	71,943	3.6%
Long term debt (3)	99,938	2,470	9.9%	65,000	691	9.8%
Total	$10,904,969	$122,054	4.5%	$10,741,156	$112,451	4.2%

Economic net interest income/net interest rate spread		$71,511	1.6%		$72,394	1.7%

Net interest-earning assets/net interest margin	$2,006,580		2.2%	$2,007,470		2.3%

Ratio of interest-earning assets to interest bearing liabilities	1.18			1.19

(1) Interest-earning assets at amortized cost
(2) Interest includes periodic net interest cost on swaps
(3) These amounts have been adjusted to reflect the daily outstanding averages for which the financial instruments were held during the period

The table below shows our Net Income and Economic net interest income as a percentage of average stockholders' equity and Earnings available for distribution as a percentage of average common stockholders' equity. Return on average equity is defined as our GAAP net income (loss) as a percentage of average equity. Average equity is defined as the average of our beginning and ending stockholders' equity balance for the period reported. Economic Net Interest Income and Earnings available for distribution are non-GAAP measures as defined in previous sections.

	Return on Average Equity	Economic Net Interest Income/Average Equity	Earnings available for distribution/Average Common Equity
	(Ratios have been annualized)
For the Quarter Ended September 30, 2024	20.30%	10.64%	6.79%
For the Quarter Ended June 30, 2024	8.57%	11.06%	7.08%
For the Quarter Ended March 31, 2024	19.90%	10.45%	7.31%
For the Quarter Ended December 31, 2023	4.84%	10.81%	7.70%
For the Quarter Ended September 30, 2023	0.34%	10.40%	7.14%

The following table presents changes to Accretable Discount (net of premiums) as it pertains to our Non-Agency RMBS portfolio, excluding premiums on interest-only investments, during the previous five quarters.

	For the Quarters Ended
	(dollars in thousands)
Accretable Discount (Net of Premiums)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Balance, beginning of period	$125,881	$130,624	$139,737	$147,252	$145,322
Accretion of discount	(10,949)	(11,142)	(8,179)	(12,840)	(9,022)
Purchases	2,834	919	1,848	—	(9)
Sales	—	—	—	—	—
Elimination in consolidation	—	—	—	—	—
Transfers from/(to) credit reserve, net	6,187	5,480	(2,782)	5,325	10,961
Balance, end of period	$123,953	$125,881	$130,624	$139,737	$147,252

Disclaimer
In this press release references to “we,” “us,” “our” or “the Company” refer to Chimera Investment Corporation and its subsidiaries unless specifically stated otherwise or the context otherwise indicates. This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “goal,” “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: delays and/or unforeseen events that could cause the proposed acquisition of the Palisades Group to be delayed or not consummated; the potential that Chimera may not fully realize the expected benefits of the acquisition of the Palisades Group, including the potential financial impact; our business and investment strategy; our ability to accurately forecast the payment of future dividends on our common and preferred stock, and the amount of such dividends; our ability to determine accurately the fair market value of our assets; availability of investment opportunities in real estate-related and other securities, including our valuation of potential opportunities that may arise as a result of current and future market dislocations; our expected investments; changes in the value of our investments, including negative changes resulting in margin calls related to the financing of our assets; changes in inflation, interest rates and mortgage prepayment rates; prepayments of the mortgage and other loans underlying our mortgage-backed securities, or MBS, or other asset-backed securities, or ABS; rates of default, forbearance, deferred payments delinquencies or decreased recovery rates on our investments; general volatility of the securities markets in which we invest; our ability to maintain existing financing arrangements and our ability to obtain future financing arrangements; our ability to effect our strategy to securitize residential mortgage loans; interest rate mismatches between our investments and our borrowings used to finance such purchases; effects of interest rate caps on our adjustable-rate investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; the impact of and changes to various government programs; the impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; market trends in our industry, interest rates, the debt securities markets or the general economy; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; our ability to find and retain qualified personnel; our ability to maintain our classification as a, REIT for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; our expectations regarding materiality or significance; and the effectiveness of our disclosure controls and procedures.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these, and other risk factors, is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Readers are advised that any financial information in this press release is based on Company data available at the time of this presentation and, in certain circumstances, may not have been audited by the Company’s independent auditors.